Exhibit 10.4

SERIES A PREFERRED UNIT PURCHASE AGREEMENT

BY AND AMONG

ATLAS ENERGY GROUP, LLC

AND

THE PURCHASERS SIGNATORY HERETO

i

ii

Schedules and Exhibits

Schedule 2.01 – Commitment Amounts

Exhibit A -	Atlas Energy Group, LLC Officer’s Certificate

Exhibit B -	Amendment No. 1 to Third Amended and Restated Limited Liability Company of Atlas Energy Group, LLC

Exhibit C -	Registration Rights Agreement

iii

SERIES A PREFERRED UNIT PURCHASE AGREEMENT

This SERIES A PREFERRED UNIT PURCHASE AGREEMENT, is entered into as of February 26, 2015 (this “Agreement”), by and among ATLAS ENERGY GROUP, LLC, a Delaware limited liability company (“Atlas”), and the purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, pursuant to the terms and conditions set forth in that certain Agreement and Plan of Merger, dated as of October 13, 2014, by and among Targa Resources Corp. (“TRC”), Trident GP Merger Sub LLC (“Merger Sub”), Atlas Energy, L.P. (“ATLS”) and Atlas Energy GP, LLC (as such agreement may be amended from time to time, the “ATLS Merger Agreement”), Merger Sub will merge with and into ATLS (the “ATLS Merger”), with ATLS surviving the merger as a wholly owned subsidiary of TRC;

WHEREAS, prior to the ATLS Merger, ATLS will transfer all of its assets and liabilities other than those related to its “Atlas Pipeline Partners” segment to Atlas (the “Separation”) and will then distribute common units in Atlas to holders of ATLS common units (the “Distribution”) as of the record date for the Distribution, in each case on the terms and conditions set forth in the Separation and Distribution Agreement (defined below);

WHEREAS, pursuant to the terms of the Separation and Distribution Agreement, at or prior to the Distribution, Atlas is required to transfer $150,000,000 in cash to ATLS (the “Cash Transfer”) which ATLS will use to repay a portion of its outstanding indebtedness (the “ATLS Indebtedness”) and Atlas desires to finance a portion of the Cash Transfer through the sale of Series A Units (defined below), and the Purchasers desire to purchase Series A Units from Atlas, each in accordance with the provisions of this Agreement;

WHEREAS, Atlas has agreed to provide the Purchaser with registration rights with respect to the Purchased Units (defined below) acquired pursuant to this Agreement and the Common Units underlying the Purchased Units.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Atlas and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Amendment 1” means Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of Atlas, to be adopted by Atlas substantially in the form attached as Exhibit B.

“Atlas” shall have the meaning specified in the introductory paragraph.

“Atlas Financial Statements” shall have the meaning specified in Section 3.03.

“Atlas Financing Arrangements” means the financing arrangements entered or to be entered into by Atlas and its Subsidiaries in connection with the Distribution.

“Atlas Related Parties” shall have the meaning specified in Section 7.02.

“Atlas SEC Documents” shall have the meaning specified in Section 3.03.

“ATLS” shall have the meaning specified in the recitals.

“ATLS Indebtedness” shall have the meaning specified in the recitals.

“ATLS Merger” shall have the meaning specified in the recitals.

“ATLS Merger Agreement” shall have the meaning specified in the recitals.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments thereto.

“Business Day” means any day other than a Saturday, a Sunday, or a legal holiday for commercial banks in New York, New York.

“Capitalization Date” has the meaning set forth in Section 3.02.

“Cash Transfer” has the meaning set forth in the recitals.

“Closing” shall have the meaning specified in Section 2.05.

“Closing Date” shall have the meaning specified in 2.05.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” in respect of a Purchaser means the dollar amount set forth on Schedule 2.01 to this Agreement under the heading “Purchaser’s Commitment Amount” opposite such Purchaser’s name.

“Common Units” means the Common Units of Atlas having the rights, preferences and designations set forth in the LLC Agreement, as amended by Amendment 1.

“Delaware Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Form 10 Registration Statement” means the Registration Statement on Form 10 (File No. 001-36725), as it has been or as it may be amended or supplemented from time to time, filed by Atlas with the Commission to register the Common Units under the Exchange Act.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Atlas, its Subsidiaries or any of their Property or of the Purchaser.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Atlas, substantially in the form included in the information statement filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Atlas with the Commission on February 9, 2015.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Merger Sub” shall have the meaning specified in the recitals.

“Net Proceeds” means the aggregate amount delivered for the Purchased Units as set forth on Schedule 2.01, less any Purchaser Transaction Expenses and any expenses incurred by Atlas in connection with the transactions contemplated by this Agreement.

“Party” or “Parties” means Atlas and each Purchaser, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Securities” means the Purchased Units and the Common Units underlying the Purchased Units.

“Purchased Units” means the Series A Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchaser” and “Purchasers” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 7.01.

“Purchaser Transaction Expenses” shall have the meaning specified in Section 5.06.

“Registration Rights Agreement” means the registration rights agreement to be entered into at Closing between Atlas and the Purchasers, substantially in the form attached as Exhibit C.

“Representatives” of any Person means the officers, managers, directors, employees, agents, affiliates, control persons, counsel, investment bankers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Separation and Distribution Agreement” means that certain Separation and Distribution Agreement to be entered into by and among ATLS, Atlas Energy GP, LLC and Atlas, substantially in the form filed by Atlas with the Commission as Exhibit 2.1 to the Form 10 Registration Statement.

“Series A Units” means the Series A Preferred Units of Atlas having the rights, preferences and designations set forth in the LLC Agreement, as amended by Amendment 1.

“Series A Unit Price” shall have the meaning specified in Section 2.03.

“Subsidiary” means, as to any Person, any corporation or other entity, of which a majority of the outstanding equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency), is at the time, directly or indirectly, owned or controlled by such Person or one or more of its Subsidiaries; provided, that for purposes of this Agreement, Atlas Resources Partners, L.P., Atlas Growth Partners, L.P., Atlas Pipeline Partners, L.P., Atlas Pipeline Partners GP, LLC and their respective Subsidiaries shall not be deemed to be Subsidiaries of Atlas or any Atlas Subsidiary.

“Terminating Breach” shall have the meaning specified in Section 8.10(a).

“TRC” shall have the meaning specified in the recitals.

ARTICLE II

SALE AND PURCHASE

Section 2.01 Sale and Purchase. Immediately following the Distribution, and subject to the terms and conditions of this Agreement, at the Closing, (i) Atlas hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, to purchase from Atlas, subject to Section 2.02, the number of Purchased Units set forth opposite its name on Schedule 2.01 hereto, and (ii) each Purchaser agrees to pay Atlas the Series A Unit Price for each such Purchased Unit.

Section 2.02 Purchased Units. The number of Purchased Units to be issued and sold to each Purchaser will be equal to such Purchaser’s Commitment Amount divided by the Series A Unit Price as indicated on Schedule 2.01 hereto. The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Series A Units as set forth in the LLC Agreement, as amended by Amendment 1.

Section 2.03 Consideration. The amount per Series A Unit Purchasers will pay to Atlas to purchase the Purchased Units shall be $25.00 (the “Series A Unit Price”).

Section 2.04 Funding. Each Purchaser shall pay to Atlas its Commitment Amount no later than within one (1) Business Day prior to the Closing Date by wire transfer of immediately available funds to an account designated by Atlas in writing to the Purchasers.

Section 2.05 Closing. Subject to satisfaction or waiver of the conditions set forth in Article VI, the closing with respect to the purchase and sale of the Series A Units (the “Closing”) shall take place on the date (the “Closing Date”) on which the Distribution occurs, which is currently anticipated to be February 27, 2015.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ATLAS

Atlas represents and warrants to each Purchaser as of the Closing as follows:

Section 3.01 Existence. Each of Atlas and its Subsidiaries: (i) is a corporation, limited partnership, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as currently conducted and as such business is described in the Atlas SEC Documents, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a material adverse effect on Atlas. Each of Atlas and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited liability company, limited partnership, partnership or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have a material adverse effect on Atlas.

Section 3.02 Capitalization and Valid Issuance of Purchased Units.

(a) As of February 23, 2015 (the “Capitalization Date”), there are 52,021,532 common units of ATLS issued and outstanding. Assuming that the record date for the Distribution were the Capitalization Date, immediately following the Distribution and prior to the issuance and sale of the Purchased Units, the issued and outstanding limited liability company interests of Atlas would consist of 26,010,766 Common Units. All of the Common Units outstanding at Closing have been duly authorized and validly issued in accordance with applicable Law and the LLC Agreement and are fully paid (to the extent required under the LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 or 18-804 of the Delaware Act).

(b) Other than the Atlas 2015 Long-Term Incentive Plan described in the Atlas SEC Reports, Atlas has no equity compensation plans that contemplate the issuance of Common Units (or securities convertible into or exchangeable for Common Units). Atlas has no outstanding indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the holders of Common Units may vote. Except as set forth in the first sentence of this Section 3.02(b), as contemplated by this Agreement, as are contained in the LLC Agreement, as amended by Amendment 1, or as described in the Atlas SEC Documents, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating Atlas or any of its Subsidiaries to issue, transfer or sell any limited liability company interests or other equity interests in Atlas or any of its Subsidiaries or securities convertible into or exchangeable for such limited liability company interests or other equity interests, (ii) obligations of Atlas or any of its Subsidiaries to repurchase, redeem or otherwise acquire any limited liability company interests or other equity interests in Atlas or any of its Subsidiaries or any such securities or agreements listed in clause

(i) of this sentence or (iii) voting trusts or similar agreements to which Atlas or any of its Subsidiaries is a party with respect to the voting of the equity interests of Atlas or any of its Subsidiaries.

(c) Except as described in the Atlas SEC Documents, all of the issued and outstanding equity interests of each of Atlas’s Subsidiaries are owned, directly or indirectly, by Atlas free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Atlas Financing Arrangements), and all such ownership interests have been duly authorized and validly issued and are fully paid (to the extent required by applicable Law and the organizational documents of Atlas’s Subsidiaries, as applicable) and non-assessable (except as non-assessability may be affected by Section 18-607 or 18-804 of the Delaware Act, similar statutes or the organizational documents of Atlas’s Subsidiaries, as applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(d) The offer and sale of the Purchased Units and the limited liability company interests represented thereby, and the Common Units issuable upon conversion of the Purchased Units in accordance with the terms of the Series A Units as reflected in Amendment 1, are duly authorized by Atlas pursuant to the LLC Agreement, as amended by Amendment 1, and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable Law and the LLC Agreement, as amended by Amendment 1) and non-assessable (except as such non-assessability may be affected by Section 18-607 or 18-804 of the Delaware Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the LLC Agreement, as amended by Amendment 1, the Registration Rights Agreement and applicable state and federal securities Laws and other than such Liens as are created by the Purchaser thereof.

(e) Atlas’s Common Units are approved for listing on The New York Stock Exchange and Atlas has not received any notice of delisting.

(f) The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Series A Units as set forth in the LLC Agreement, as amended by Amendment 1.

Section 3.03 Atlas SEC Documents. Atlas has filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, including the Form 10 Registration Statement, collectively, the “Atlas SEC Documents”). The Atlas SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Atlas Financial Statements”), at the time filed (in the case of registration statements and the Form 10 Registration Statement, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed Atlas SEC Document filed prior to the Closing) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the Commission) and (v) fairly presented (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Atlas as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Grant Thornton LLP is an independent registered public accounting firm with respect to Atlas and has not resigned or been dismissed as independent registered public accountants of Atlas as a result of or in connection with any disagreement with Atlas on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.04 Litigation. Except as set forth in the Atlas SEC Documents, there is no Action pending or, to the knowledge of Atlas, threatened in writing against Atlas or any of its Subsidiaries that would reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement.

Section 3.05 No Breach. The execution, delivery and performance by Atlas of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by Atlas with the terms and provisions hereof and thereof, do not (a) violate any provision of any Law applicable to Atlas or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of the Certificate of Formation of Atlas, as amended, or the LLC Agreement, as amended by Amendment 1, or any organizational documents of any of Atlas’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material note, bond, mortgage, license, or loan or credit agreement to which Atlas or any of its Subsidiaries is a party or by which Atlas or any of its Subsidiaries or any of their respective Properties may be bound or (ii) any other material agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Atlas or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.05 would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas.

Section 3.06 Authority. Atlas has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by Atlas of each of the Basic Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of Atlas, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors’ rights generally or by general principles of equity. Except as contemplated by Amendment 1, no approval by the holders of Common Units is required as a result of Atlas’s issuance and sale of the Purchased Units.

Section 3.07 Compliance with Laws. Neither Atlas nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to Atlas or its Subsidiaries, except as would not, individually or in the aggregate, have a material adverse effect on Atlas. Atlas and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas, and neither Atlas nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas.

Section 3.08 Approvals. Except as contemplated by this Agreement, or as required by the Commission in connection with Atlas’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Atlas of any of the Basic Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Atlas.

Section 3.09 Investment Company Status. Atlas is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.10 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither Atlas nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.11 Certain Fees. The Purchasers shall not be liable for any fees or commissions payable by Atlas to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Atlas agrees that it will indemnify and hold harmless Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Atlas or alleged to have been incurred by Atlas in connection with the sale of Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 3.12 Registration Rights. Neither the execution of this Agreement nor the issuance of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of Atlas, other than pursuant to the Registration Rights Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Each Purchaser hereby represents and warrants to Atlas with respect to itself, as of the Closing, as follows:

Section 4.01 Valid Existence. Purchaser (i) to the extent not a natural person, is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation or organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.02 No Breach. The execution, delivery and performance by Purchaser of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents to which it is a party, and compliance by Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Units by Purchaser do not (a) violate any provision of any Law, governmental permit, determination or award having applicability to Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any material note, bond, mortgage, license, or loan or credit agreement to which Purchaser is a party or by which Purchaser or any of its Properties may be bound or (ii) any other such material agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.02 would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03 Investment. The Purchased Units are being acquired for Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder). If Purchaser should in the future decide to dispose of any of the Purchased Units, Purchaser understands and agrees that it may do so only (a)(i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom (including Rule 144 under the Securities Act) or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, (b) if no stop-transfer instructions will be in effect with respect to such securities and (c) in compliance with the LLC Agreement, including Amendment 1.

Section 4.04 Nature of Purchaser. Purchaser represents and warrants to, and covenants and agrees with, Atlas that (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.05 Restricted Securities. Purchaser understands that the Purchased Securities it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Atlas in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In connection with the foregoing, Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.06 Certain Fees. No fees or commissions will be payable by Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Atlas will not be liable for any such fees or commissions. Purchaser agrees that it will indemnify and hold harmless Atlas from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by Purchaser or alleged to have been incurred by Purchaser in connection with the purchase of Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 4.07 Legend. The Purchased Units shall bear the legend set forth in Section 5.9(b)(vi) of Amendment 1 (with appropriate comparable notations or other arrangements being made with respect to any uncertificated units).

Section 4.08 Receipt of Information. The Purchaser (a) has carefully reviewed the Atlas SEC Documents and has been furnished with all other materials that it considers relevant to an investment in the Purchased Units, has had a full opportunity to ask questions of and receive answers from Atlas or any person or persons acting on behalf of Atlas concerning the terms and conditions of an investment in the Purchased Units; (b) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed investment decision with respect to the Purchased Units and Atlas; (c) is not relying upon, and has not relied upon, any statement, representation or warranty made by any person except for the statements, representations and warranties contained in this Agreement and the Atlas SEC Documents; and (d) has made all decisions in connection with the offer and sale of the Purchased Securities as the result of arm’s-length negotiations.

ARTICLE V

COVENANTS

Section 5.01 Anti-dilution Protection. The Purchased Units are subject to the anti-dilution provisions set forth in the LLC Agreement, as amended by Amendment 1.

Section 5.02 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Atlas and each Purchaser will, and Atlas shall cause each of its Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of such Purchaser or Atlas, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 5.03 Public Filings. Atlas shall timely file any filings and notices required to be made by Atlas by the Commission or applicable Law with respect to the transactions contemplated hereby.

Section 5.04 Use of Proceeds. Atlas shall use the Net Proceeds to either finance a portion of the Cash Transfer or repay a portion of the outstanding ATLS Indebtedness on behalf of ATLS, in each case as of or prior to the Distribution.

Section 5.05 NYSE Listing of Common Units. Promptly following the Closing Date, Atlas will submit a supplemental listing application to the New York Stock Exchange with respect to the Common Units underlying each of the Purchased Units.

Section 5.06 Expense Reimbursement. Except as set forth in Section 4.06, following the Closing, Atlas will pay on behalf of the Purchasers, or at the Company’s option will reimburse the Purchasers for, reasonable out-of-pocket costs and expenses incurred by the Purchasers in connection with the transactions contemplated by this Agreement, including fees and expenses of counsel, accountants, consultants and other advisors (the “Purchaser Transaction Expenses”) within 10 Business Days of receipt of an invoice from a Purchaser in respect of the Purchaser Transaction Expenses. At least 1 Business Day prior to the Closing, each Purchaser shall provide Atlas with a written estimate of its Purchaser Transaction Expenses.

Section 5.07 LLC Agreement. Prior to the Distribution, Atlas shall have adopted the LLC Agreement. Prior to the issuance and sale of the Series A Units, Atlas shall have adopted Amendment 1.

ARTICLE VI

CLOSING CONDITIONS

Section 6.01 Conditions to the Closing.

(a) Mutual Conditions. The respective obligation of each Party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by either Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(ii) there shall not be pending any Action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and

(iii) The Distribution shall have been consummated substantially on the terms set forth in the Separation and Distribution Agreement.

(b) Purchaser Conditions. The respective obligation of each Purchaser to consummate the purchase of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Purchaser on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Atlas shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Atlas on or prior to the Closing Date;

(ii) the representations and warranties of Atlas contained in this Agreement that are qualified by materiality or material adverse effect shall be true and correct as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only); and

(iii) Atlas shall have delivered, or caused to be delivered, to Purchaser at the Closing, Atlas’s closing deliveries described in Section 6.02 of this Agreement.

(c) Atlas’s Conditions. The obligation of Atlas to consummate the sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of the following conditions by each Purchaser (which may be waived by Atlas in writing, in whole or in part, to the extent permitted by applicable Law):

(i) Each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement in all material respects that are required to be performed and complied with by Purchaser on or prior to the Closing Date;

(ii) The representations and warranties of each Purchaser contained in this Agreement that are qualified by materiality or Purchaser Material Adverse Effect shall be true and correct as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii) Each Purchaser shall have delivered the Commitment Amount to Atlas within one (1) Business Day prior to the Closing Date; and

(iv) Each Purchaser shall have delivered, or caused to be delivered, to Atlas at the Closing, each Purchaser’s closing deliveries described in Section 6.03 of this Agreement.

Section 6.02 Atlas Deliveries. At the Closing, subject to the terms and conditions of this Agreement, Atlas will deliver, or cause to be delivered, to each Purchaser:

(a) a letter instructing Atlas’s transfer agent to issue Series A Units evidenced by book entry positions in the name of the Purchaser, or, if Atlas is acting as the transfer agent for the Series A Units, a letter from Atlas to each Purchaser evidencing the number of Purchased Units being purchased by such Purchaser;

(b) an Officer’s Certificate in substantially the form attached to this Agreement as Exhibit A-1; and

(c) the Registration Rights Agreement, which shall have been duly executed by Atlas.

Section 6.03 Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to Atlas:

(a) the Registration Rights Agreement, which shall have been duly executed by such Purchaser; and

(b) an Officer’s Certificate in in substantially the form attached to this Agreement as Exhibit A-2.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01 Indemnification by Atlas. Atlas agrees to indemnify Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to (i) any actual or proposed use by Atlas of the proceeds of the sale of the Purchased Units or (ii) the breach of any of the representations, warranties or covenants of Atlas contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 7.02 Indemnification by Purchasers. Each Purchaser agrees, severally but not jointly, to indemnify Atlas and its Representatives (collectively, “Atlas Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty.

Section 7.03 Indemnification Procedure. Promptly after any Atlas Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, subject to limitations regarding confidential information or information subject to the attorney-client privilege, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred; provided that the Indemnifying Party shall not have the obligation to reimburse fees and expenses for more than one counsel for all Indemnified Parties (in addition to one local counsel for each applicable jurisdiction). Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

Section 7.04 Limitations on Indemnification. An Indemnifying Party shall not have any liability for indemnification under Section 7.01(ii) or 7.02 (other than for breaches of Sections 3.01, 3.02, 3.06, 3.11, Section 4.01 or 4.06) unless and until the aggregate amount that is indemnifiable by such Indemnifying Party under such respective section exceeds (i) in the case of an Atlas Related Party, 1% of the aggregate Commitment Amount, in which case the Atlas Related Party shall be responsible for the excess up to a cap of 15% of such aggregate Commitment Amount or (ii) in the case of a Purchaser (including its Purchaser Related Parties) 1% of such Purchaser’s Commitment Amount, in which case the Purchaser (including its Purchaser Related Parties) shall be responsible for the excess up to a cap of 15% of such Commitment Amount. Notwithstanding the foregoing, in no event shall a Purchaser (including its Purchaser Related Parties) be liable to indemnify the Atlas Related Parties for, or entitled to receive indemnification payments, in an aggregate amount exceeding its Commitment Amount. An Indemnifying Party shall not be liable for any punitive or consequential damages, except to the extent such damages are actually paid to third parties in connection with a third party claim.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever Atlas has an obligation under the Basic Documents, the expense of complying with such obligation shall be an expense of Atlas unless otherwise specified. Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.02 Survival of Provisions. The representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement and the issuance and delivery of the Purchased Units for a period of one year, with the exception that representations and warranties set forth in Sections 3.01, 3.02, 3.06, 3.11 and Section 4.01 and 4.06 shall survive perpetually. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Atlas and the Purchaser pursuant to Section 3.11, Section 4.06 and Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement and following the Closing, shall provide the sole and exclusive remedy for any and all claims under this Agreement.

Section 8.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Atlas from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Atlas, Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b) Assignment of Purchased Units and Warrants. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by Purchaser, subject to compliance with applicable securities Laws.

(c) Assignment of Rights. Purchaser may assign all or any portion of its rights, subject to an express assumption of each of the obligations under this Agreement, without the consent of Atlas to any Affiliate of Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Except as expressly permitted by this Section 8.04(c), such rights and obligations may not otherwise be transferred except with the prior written consent of Atlas, in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement. Schedule 2.01 shall be revised to reflect the actual Purchaser(s) and allocations at the Closing.

Section 8.05 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 8.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses set forth on the signature pages hereof or to such other address as Atlas or Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.07 Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by Atlas or a Purchaser set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.08 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.10 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated on or any time prior to the Closing by Purchasers or by Atlas, in each case, (A) upon a breach of any representation or warranty of any other Party set forth in this Agreement, (B) upon a breach in any material respect of any covenant or agreement on the part of any other Party set forth in this Agreement (either (A) or (B) above being a “Terminating Breach”) if such Terminating Breach would cause the satisfaction of the conditions to the terminating Party’s obligations to be impossible and such Terminating Breach is not cured within 20 Business Days after written notice from the terminating Party or (C) if the Closing does not occur on or before June 30, 2015; provided, that such failure of the Closing to occur is not due, in whole or in part, to the failure of such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such Party prior to the Closing.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate on or any time prior to the Closing:

(i) if the ATLS Merger Agreement is terminated; or

(ii) if a Law shall have been enacted or promulgated, or if any Action shall have been taken by any Governmental Authority of competent jurisdiction which permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(c) In the event of the termination of this Agreement as provided in Section 8.10(a) or Section 8.10(b), this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any Party hereto, except as set forth in Article VII of this Agreement and except with respect to the requirement to comply with any confidentiality agreement in favor of Atlas; provided that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

Section 8.11 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers and their permitted assignees may be a corporation, limited partnership, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchasers or Atlas or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Purchasers or Atlas or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and Atlas under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS ENERGY GROUP, LLC

	By:	/s/ Daniel C. Herz

Address for notices:	Atlas Energy Group, LLC 1000 Commerce Dr., Suite 400 Pittsburgh, PA 15275 Fax: 215-405-3882 Attn: Sean P. McGrath

With copies to:	Wachtell, Lipton, Rosen & Katz 51 W. 52nd Street New York, NY 10019 Fax: 212-403-2000 Attn: David K. Lam Brandon C. Price

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

LEON G. COOPERMAN

	By:	/s/ Leon G. Cooperman

Address for notices:	17024 Brookwood Drive Boca Raton, Florida 33496

With copies to:	Omega Advisors, Inc. 810 7th Avenue, 33rd Floor New York, NY 10019 Fax: (212) 495-5236 Attn: David Bloom

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Solomon Investment Partnership, L.P.

	By:	Isidore Corporation
	Its:	General Partner

	By:	/s/ Edward Cohen
	Name:	Edward Cohen
	Title:	President, Isidore Corp., GP, Solomon Investment Partnership, L.P.

Address for notices:	Solomon Investment Partnership, L.P. Atlas Energy Group, LLC Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Jonathan Cohen

/s/ Jonathan Cohen

Julia Pershan Cohen

/s/ Julia Pershan Cohen

Address for notices:	Jonathan Cohen
Atlas Energy Group, LLC
Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Arete Foundation

	By:	/s/ Edward Cohen
	Name:	Edward Cohen
	Title:	Trustee

Address for notices:	Arete Foundation Atlas Energy Group, LLC
Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Daniel Herz
/s/ Daniel Herz

Jillian Herz
/s/ Jillian Herz

Address for notices:	Daniel Herz
Atlas Energy Group, LLC
Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Freddie Kotek
/s/ Freddie Kotek

Address for notices:	Freddie Kotek
Atlas Energy Group, LLC
Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Matthew Jones

/s/ Matthew Jones

Address for notices:	Matthew Jones
Atlas Energy Group, LLC
Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

Sean McGrath

/s/ Sean McGrath

Address for notices:	Sean McGrath
Atlas Energy Group, LLC
Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

David Jansky

/s/ David Jansky

Address for notices:	David Jansky
Atlas Energy Group, LLC
Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, Pennsylvania 15275

[Signature Page to Purchase Agreement]

Schedule 2.01

Purchaser	Purchaser’s Commitment Amount	Purchased Units
Leon G. Cooperman	$20,000,000	800,000
Solomon Investment Partnership, L.P.	$5,500,000	220,000
Jonathan and Julia Pershan Cohen	$5,500,000	220,000
Arete Foundation	$5,500,000	220,000
Daniel and Jillian Herz	$1,200,000	48,000
Freddie Kotek	$1,200,000	48,000
Matthew Jones	$600,000	24,000
Sean McGrath	$200,000	8,000
David Jansky	$300,000	12,000

Schedule 2.01

EXHIBIT A-1

OFFICER’S CERTIFICATE

ATLAS ENERGY GROUP, LLC

Officer’s Certificate

Pursuant to Section 6.02(b) of the Series A Preferred Unit Purchase Agreement, dated as of February 25, 2015 (the “Agreement”), by and among Atlas Energy Group, LLC, a Delaware limited liability company (“Atlas”) and the purchasers signatory thereto (each a “Purchaser” and collectively the “Purchasers”), the undersigned hereby certifies on behalf of Atlas, as follows (capitalized terms used but not defined herein have the meaning assigned to them in the Agreement):

(A) Atlas has performed and complied with the covenants and agreements contained in the Agreement in all material respects that are required to be performed and complied with by Atlas on or prior to the date hereof.

(B) The representations and warranties of Atlas contained in the Agreement that are qualified by materiality or material adverse effect are true and correct as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.

Dated: , 2015	ATLAS ENERGY GROUP, LLC

By:
Name:
Title:

EXHIBIT A-2

OFFICER’S CERTIFICATE

[PURCHASER]

Officer’s Certificate

Pursuant to Section 6.02(c) of the Series A Preferred Unit Purchase Agreement, dated as of February 25, 2015 (the “Agreement”), by and among Atlas Energy Group, LLC, a Delaware limited liability company (“Atlas”), [            ] (the “Specified Purchaser”) and the other Purchasers signatory thereto (each a “Purchaser” and collectively the “Purchasers”), the undersigned hereby certifies on behalf of the Specified Purchaser, as follows (capitalized terms used but not defined herein have the meaning assigned to them in the Agreement):

(A) The Specified Purchaser has performed and complied with the covenants and agreements contained in the Agreement in all material respects that are required to be performed and complied with by the Specified Purchaser on or prior to the date hereof.

(B) The representations and warranties of the Specified Purchaser contained in the Agreement that are qualified by materiality or material adverse effect are true and correct as of the date hereof and all other representations and warranties are true and correct in all material respects as of the date hereof, except that representations made as of a specific date are true and correct as of such date only.

Dated: , 2015	[Purchaser]

By:
Name:
Title: